     As filed with the Securities and Exchange Commission on May 29, 1996

                                                Registration No. 33-__________


                            ---------------------


                      SECURITIES AND EXCHANGE COMMISSION
                               WASHINGTON, D.C.

                            ---------------------

                                   FORM S-8

                            REGISTRATION STATEMENT

                                     under

                          THE SECURITIES ACT OF 1933

                            ---------------------

                                BEV-TYME, INC.
            (Exact name of registrant as specified in its charter)

                  Delaware                         36-3769323
                  --------                         ----------
               (State or other juris-          (I.R.S. Employer
                diction of organization)      Identification No.)

                    134 Morgan Avenue, Brooklyn, NY 11237
                    -------------------------------------
           (Address of Principal Executive Offices)      (Zip Code)

  STOCK OPTION AGREEMENTS DATED NOVEMBER 8, 1995, TO PURCHASE AN AGGREGATE OF
            525,000 SHARES OF SERIES C CONVERTIBLE PREFERRED STOCK
      AND THE SHARES OF COMMON STOCK ISSUABLE UPON THE CONVERSION THEREOF STOCK OPTION AGREEMENTS DATED MAY 24, 1996, TO PURCHASE AN AGGREGATE OF
             50,000 SHARES OF SERIES C CONVERTIBLE PREFERRED STOCK
      AND THE SHARES OF COMMON STOCK ISSUABLE UPON THE CONVERSION THEREOF STOCK OPTION AGREEMENTS DATED APRIL 25, 1996, TO PURCHASE AN AGGREGATE OF
            300,000 SHARES OF SERIES C CONVERTIBLE PREFERRED STOCK
      AND THE SHARES OF COMMON STOCK ISSUABLE UPON THE CONVERSION THEREOF

                           (Full title of the plan)

                                 Robert Sipper
                                   President
                                Bev-Tyme, Inc.
                               134 Morgan Avenue
                              Brooklyn, NY  11237


                    -------------------------------------
                    (Name and address of agent for service)

                                (718) 894-4300
                    -------------------------------------
                    (Telephone number, including area code,
                             of agent for service)

                                                         continued overleaf

                        CALCULATION OF REGISTRATION FEE

                                                                      Proposed
                                                  Proposed            maximum
Title of                 Amount                   maximum             aggregate           Amount of
securities               to be                    offering price      offering            registration
to be registered         registered(1)            per Share(2)        price(2)            fee
- ----------------         -------------            --------------      ---------           ------------
Series C Convertible      525,000                  $ 2.00              $ 1,050,000         $ 362.04
Preferred Stock, par
value $.0001 per share

Series C Convertible      300,000                  $ 1.50              $   450,000         $ 155.16
Preferred Stock, par      -------                  ------              -----------         --------
value $.0001 per share

     TOTAL                800,000                                      $1,500,000          $ 517.20

- ------------

(1) In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended ("Securities Act"), this registration statement also covers an indeterminate number of shares as may be required by reason of any stock dividend, recapitalization, stock split, reorganization, merger, consolidation, combination or exchange of shares or other similar change affecting the stock.

(2) The proposed maximum offering price per share is based upon the designated exercise prices as stated in the appropriate Stock Option Agreements under which the options were granted.

                                    PART I

             INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


     Item 1.   Plan Information

     Item 2.   Registrant Information and Employee Plan Annual Information

                                   PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.     Incorporation of Documents by Reference

     The following documents or portions thereof, as filed with the Securities and Exchange Commission by Bev-Tyme, Inc., a Delaware corporation (the "Corporation"), are incorporated herein by reference:

     (1)  Annual Report on Form 10-KSB for the year ended December 31, 1995.

     (2)  Quarterly Report on Form 10-QSB for the period ended March 31, 1996.

     (3)  Quarterly Report on Form 10-QSB for the period ended June 30, 1995.

     (4)  Quarterly Report on Form 10-QSB for the period ended September 30,
1995.

     (5) The description of the Series C Convertible Preferred Stock, par value $.0001 per share ("Series C Preferred Stock"), of the Corporation contained in the Corporation's registration statement filed under Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

     All documents filed by the Corporation pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended ("Exchange Act"), subsequent to the effective date of this Registration Statement and prior to the filing of a post-effective amendment which indicate that all securities offered have been sold or which registers all securities then remaining unsold, shall be deemed to be incorporated by reference in the Registration Statement and to be part thereof from the date of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

     The Company will provide without charge to each person to whom this Prospectus is delivered, on the request of any such person, a copy of any or all of the foregoing documents incorporated herein by reference (other than exhibits to such documents). Written or telephone requests should be directed to Robert Sipper, President and Chief Executive Officer, BEV-TYME, Inc., 134 Morgan Avenue, Brooklyn, NY 11237, telephone (718) 894-4300.

Item 4.  Description of Securities

       Not Applicable

Item 5.  Interests of Named Experts and Counsel

       Not Applicable

Item 6. Indemnification of Directors and Officers

     Article Ninth of the Restated Certificate of Incorporation of the Company as filed with the office of Secretary of State of the State of Delaware on May 11, 1995 ("Certificate of Incorporation") provides for indemnification of personal liability of the Directors of the Corporation to the fullest extent permitted by paragraph "7" of Subsection (b) of Section 102 of the General Corporation Law of the State of Delaware.

     Article X of the By-Laws of the Company ("By-Laws"), which is set forth below in its entirety, provides for indemnification of officers, directors, employees and agents substantially to the extent permitted under the Delaware General Corporation Law.

     Article X of the By-Laws provides as follows:

                                 "ARTICLE X"

     Section 10.1. Indemnification. The Corporation shall (a) indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement or such action or suit, (b) indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation), by reason of the fact that he is or was a director or officer of the Corporation, or served at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any such action, suit or proceeding, in each case to the fullest extent permissible under subsections (a) through (f) of

Section 145 of General Corporation Law of the State of Delaware of the indemnification provisions of any successor statute and (c) advance reasonable and necessary expenses in connection with such actions or suits, and not seek reimbursement of such expenses unless there is a specific determination that the officer or director is not entitled to such indemnification.

The foregoing right of indemnification shall in no way be exclusive of any other rights of indemnification to which any such persons may be entitled, under any by-law, agreement, vote of shareholders or disinterest directors or otherwise, and shall inure to the benefit of the heirs, executors and administrators of such a person.

Item 7.   Exemption from Registration Claimed

     Not Applicable.

Item 8.   Exhibits

     The following is a complete list of exhibits filed as a part of this registration statement:

Exhibit No.    Document

4.1 Restated Certificate of Incorporation of the Corporation (Incorporated by reference to Corporation's Registration Statement on Form SB-2 Registration No. 33-87458)

4.2 By-Laws of the Corporation (Incorporated by reference to Corporation's Registration Statement on Form SB-2 Registration No. 33-87458).

4.3 Stock Option Agreement dated as of November 8, 1995 between the Corporation and Robert J. Sipper.

4.4 Stock Option Agreement dated as of November 8, 1995 between the Corporation and Alfred Sipper.

4.5 Stock Option Agreement dated as of November 8, 1995 between the Corporation and William Swedelson.

4.6 Stock Option Agreement dated as of November 8, 1995 between the Corporation and Bruce Logan.

4.7 Stock Option Agreement dated as of November 8, 1995 between the Corporation and Hartley Bernstein.

4.8 Stock Option Agreement dated as of November 8, 1995 between the Corporation and Khosrow Foroughi.


4.9 Stock Option Agreement dated as of November 8, 1995 between the Corporation and Hyacinth Steer.

4.10 Stock Option Agreement dated as of May 24, 1996 between the Corporation and James Sabo.

4.11 Stock Option Agreement dated as of May 24, 1996 between the Corporation and Robert Hodson.

4.12 Stock Option Agreement dated as of May 24, 1996 between the Corporation and Mitch

               Lefkowitz.

4.13 Stock Option Agreement dated as of May 24, 1996 between the Corporation and Jesus Cardona.

4.14 Stock Option Agreement dated as of May 24, 1996 between the Corporation and Michael Hoare.

4.15 Stock Option Agreement dated as of April 25, 1996 between the Corporation and Mel Feldman.

4.16 Stock Option Agreement dated as of April 25, 1996 between the Corporation and Aaron German.

4.17 Stock Option Agreement dated as of April 25, 1996 between the Corporation and Walter Miller.

5.0            Opinion of Bernstein & Wasserman, LLP.

24.1           Consent of Mortenson & Associates, P.C.

Item 9.   Undertakings

     A.   The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

     (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;


     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     provided, however, the paragraphs (1)(i) and (1)(ii) do not apply if the information is required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement;

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time be deemed to be the initial bona fide offering thereof; and;

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in item 6, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable, In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding, is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirement of the Securities Act of 1933, as amended, the Registrant, certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Brooklyn, New York, on the 29th day of May, 1996.


                                   BEV-TYME, INC.

                                   By: /s/ Robert Sipper
                                       -------------------------
                                       Robert Sipper
                                       President, Chief Executive Officer
                                       and Director

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert Sipper his true and lawful attorney-in-fact and agent, for him and his name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and to make any and all state securities law or blue sky filings, granting unto said attorney-in-fact and agent, to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement or Amendments thereto has been signed below by the following persons in the capacities and on the dates indicated.

Signature                     Title                            Date
- ---------                     -----                            ----

/s/Robert Sipper              President, Chief Executive       May 29, 1996
- ------------------------      Officer and Director
Robert Sipper

/s/Hartley T. Bernstein       Director                         May 29, 1996
- ------------------------
Hartley T. Bernstein


/s/Alfred Sipper              Director                         May 29, 1996
- ------------------------
Alfred Sipper

                              Director                         May 29, 1996
- ------------------------
Bruce Logan

                                BEV-TYME, INC.


                                   EXHIBITS

                                      TO

                      REGISTRATION STATEMENT ON FORM S-8

                              INDEX TO EXHIBITS



Exhibit
No.       Document


4.1 Restated Certificate of Incorporation of the Corporation (Incorporated by reference to Corporation's Registration Statement on Form SB-2 Registration No. 33-87458)

4.2 By-Laws of the Corporation (Incorporated by reference to Corporation's Registration Statement on Form SB-2
          Registration No. 33-87458).

4.3 Stock Option Agreement dated as of November 8, 1995 between the Corporation and Robert J. Sipper.

4.4 Stock Option Agreement dated as of November 8, 1995 between the Corporation and Alfred Sipper.

4.5 Stock Option Agreement dated as of November 8, 1995 between the Corporation and William Swedelson.

4.6 Stock Option Agreement dated as of November 8, 1995 between the Corporation and Bruce Logan.

4.7 Stock Option Agreement dated as of November 8, 1995 between the Corporation and Hartley Bernstein.

4.8 Stock Option Agreement dated as of November 8, 1995 between the Corporation and Khosrow Foroughi.

4.9 Stock Option Agreement dated as of November 8, 1995 between the Corporation and Hyacinth Steer.

4.10 Stock Option Agreement dated as of May 24, 1996 between the Corporation and James Sabo.

4.11 Stock Option Agreement dated as of May 24, 1996 between the Corporation and Robert Hodson.

4.12 Stock Option Agreement dated as of May 24, 1996 between the Corporation and Mitch Lefkowitz.

4.13 Stock Option Agreement dated as of May 24, 1996 between the Corporation and Jesus Cardona.

4.14 Stock Option Agreement dated as of May 24, 1996 between the Corporation and Michael Hoare.


4.15 Stock Option Agreement dated as of April 25, 1996 between the Corporation and Mel Feldman.

4.16 Stock Option Agreement dated as of April 25, 1996 between the Corporation and Aaron German.

4.17 Stock Option Agreement dated as of April 25, 1996 between the Corporation and Walter Miller.

5.0       Opinion of Bernstein & Wasserman, LLP.

24.1      Consent of Mortenson & Associates, P.C.